Exhibit 99.1

Propell Announces Operational Launch of New Joint Venture

Well Treatments Programs Under Way in Both U.S. and Canada

HOUSTON, TX--(Marketwired - Oct 27, 2015) - Propell Technologies Group, Inc. (OTCQB: PROP) (the "Company"), the U.S. provider of a plasma pulse based enhanced oil recovery technology today announced the operational launch of its previously announced joint venture (the "JV ") between its wholly owned subsidiary, Novas Energy USA ("Novas") and Technovita Technologies USA ("Technovita"), Novas Energy North America (NENA).

NENA was formed to sell and deliver oil well treatments using Plasma Pulse Technology that had been licensed to Novas for the U.S. and Technovita for Canada.

Technovita is a Calgary, Alberta based oil and gas technology service company with more than 20 North American employees including petroleum engineers, geologists, wireline and well site workover specialists and project managers with business development and commercialization expertise for use of new technologies and the management of large service companies.

NENA will be led by CEO Ken Stankievech with 35+ years experience building an international service company. Management also includes:

Jim McGowin, EVP - 25 years' experience; is based in Houston and will oversee sales and marketing for the JV in the U.S. McGowan was with Baker Hughes in their Down-hole Tools Division.

A. Poustovoit, EVP - 30+ years; Russian and Canadian Geologist, Mr. Poustovoit has led operational development projects for several multi-national oil and gas companies around the world.

Tom Andrews, EVP - 30+ years business development and senior project management including finance and administration in commercializing new technologies

Tom Lagerhausen, CFO - 30+ years finance executive for public and private companies

Steve Patrick, U.S. Operations - 30+ years experience as an oil and gas production owner. Led a prominent oil & gas development and production company in most producing regions in the U.S.

Rob Breakell, Operations Canada - 30+ years wireline and workover service provider for every major oil and gas production company in Canada.

Lee Primeau, 20+ years business development, sales and marketing; is expected to oversee sales and marketing in Canada

"We're pleased to have this joint effort to sell and deliver Plasma Pulse across North America up and running with the first treatments already complete," mentioned John Huemoeller II, Propell CEO. "We're confident the Technovita team will provide significant shareholder value to Propell and we look forward to working with them. "

ABOUT PROPELL TECHNOLOGIES GROUP

Propell Technologies Group (http://www.propell.com/), through its wholly owned subsidiary Novas Energy USA is the exclusive U.S. licensee of the Plasma Pulse enhanced oil recovery (EOR) well treatment designed to improve production cost effectively, without acidization, hydrofracking or other chemicals. Through its joint venture, Novas Energy North America (NENA) Propell intends to develop, sell and deliver the treatment throughout the U.S., Canada and Mexico.

SAFE HARBOR

This press release includes forward-looking statements of our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the contribution to be made by Mr. Stankievech and the expected results to be derived from NENA and its use of the technology. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others, our ability to find suitable acquisitions, fuel our growth, effectively operate the JV and integrate the Technovita team into NENA and the other factors described in our on Form 10-K for the year ended December 31, 2014, and any other filings we may make with the SEC. The information in this press release is provided only as of the date written, and we undertake no obligation to update any forward-looking statements contained in this press release on account of new information, future events, or otherwise, except as required by law.

Contact:

Propell Technologies Group Inc.

investors@propell.com

+1 (713) 766-5546